UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25,2006

O'REILLY AUTOMOTIVE, INC.
(Exact name of registrant as specified in its charter)

Missouri	44-0618012
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

233 South Patterson
Springfield, Missouri 65802
(Address of principal executive offices, Zip code)

(417) 862-6708
(Registrant's telephone number, including area code)

(Not Applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

On April 25, 2006, O’Reilly Automotive, Inc. issued a press release announcing their 2006 first quarter earnings. The text of the press release is attached hereto as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated April 25, 2006

The information in this Current Report on Form 8-K, including the exhibit hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2006	O’REILLY AUTOMOTIVE, INC.

By: /s/ James R. Batten
James R. Batten
Executive Vice President of Finance
Chief Financial Officer and Treasurer
(principal financial officer)

FOR IMMEDIATE RELEASE

For further information contact:	Greg Henslee
Jim Batten
(417) 862-3333

_____________________________________________________________________________________________

O’REILLY AUTOMOTIVE, INC. REPORTS RECORD

2006 FIRST QUARTER RESULTS

22.1% INCREASE IN NET INCOME

_____________________________________________________________________________________________

Springfield, MO, April 25, 2006 -- O’Reilly Automotive, Inc. (“O’Reilly” or “the Company”) (Nasdaq: ORLY) today announced record revenues and earnings for the first quarter of 2006, representing 50 quarters of record revenues and earnings for O’Reilly since becoming a public company in April 1993.

Net income for the first quarter ended March 31, 2006, totaled $40.6 million, up 22.1% from $33.2 million for the same period in 2005. Diluted earnings per common share for the first quarter of 2006 increased 16.7% to $0.35 on 114.6 million shares compared to $0.30 for the first quarter of 2005 on 112.5 million shares. Product sales for the three months ended March 31, 2006, totaled $536.5 million, up 15.1% from $466.2 million for the same period a year ago. Gross profit for the first quarter of 2006 increased to $233.4 million (or 43.5% of product sales) from $196.2 million (or 42.1% of product sales) for the first quarter of 2005, representing an increase of 19.0%. Operating, Selling, General and Administrative (“OSG&A”) expenses increased to $168.5 million (or 31.4% of product sales) for the first quarter of 2006 from $142.6 million (or 30.6% of product sales) for the first quarter of 2005, representing an increase of 18.1%.

Comparable store product sales for stores open at least one year increased 3.8% and 7.1% for the first quarter of 2006 and 2005, respectively.

Greg Henslee, CEO and Co-President, stated, “We are pleased with the results this quarter highlighted by a gross margin of 43.5% and an operating margin of 12.1%. Despite above average temperatures this winter throughout our markets, we posted a solid 3.8% increase in comparable store product sales for the quarter. These results demonstrate Team O’Reilly’s commitment to consistent and profitable growth.”

“In addition to opening 36 stores during the quarter, we continued to prepare for the opening of our newest distribution center in Indianapolis this summer,” stated Ted Wise, COO and Co-President. “The opening of this new DC will support our expansion plans of 170 to 175 new stores in 2006.”

The Company will host a conference call Wednesday, April 26, 2006, at 10:00 a.m. central time to discuss its results as well as future expectations. Investors may listen to the conference call live on the Company’s web site, www.oreillyauto.com, by clicking on “Investor Relations” then “News Room.”

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional installer markets. Founded in 1957 by the O’Reilly family, the Company operated 1,506 stores within the states of Alabama, Arkansas, Florida, Georgia, Illinois, Indiana, Iowa, Kansas, Kentucky, Louisiana, Minnesota, Mississippi, Missouri, Montana, Nebraska, North Carolina, North Dakota, Oklahoma, South Carolina, South Dakota, Tennessee, Texas, Virginia, Wisconsin and Wyoming as of March 31, 2006.

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by forward-looking words such as “expect,” “believe,” “anticipate,” “should,” “plan,” “intend,” “estimate,” “project,” “will” or similar words. In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance. These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results. Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental approvals, our ability to hire and retain qualified employees, risks associated with the integration of acquired businesses, weather, terrorist activities, war and the threat of war. Actual results may materially differ from anticipated results described or implied in these forward-looking statements. Please refer to the Risk Factors sections of the Company’s Form 10-K for the year ended December 31, 2005, for more details.

O’REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2006	December 31, 2005
	(Unaudited)	(Note)
Assets
Current assets:
Cash and cash equivalents	$55,290	$31,384
Accounts receivable, net	74,575	73,849
Amounts receivable from vendors, net	60,372	57,224
Inventory	755,026	726,390
Other current assets	17,739	22,845
Total current assets	963,002	911,692

Property and equipment, at cost	1,038,221	992,899
Accumulated depreciation and amortization	287,576	274,533
Net property and equipment	750,645	718,366

Notes receivable, less current portion	27,898	29,062
Other assets, net	61,449	60,827
Total assets	$1,802,994	$1,719,947

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$312,509	$292,667
Accrued payroll	20,286	19,356
Accrued benefits and withholdings	46,236	49,794
Deferred income taxes	10,868	2,451
Other current liabilities	43,514	47,137
Current portion of long-term debt	75,154	75,313
Total current liabilities	508,567	486,718

Long-term debt, less current portion	25,436	25,461
Deferred income taxes	42,882	42,516
Other liabilities	19,637	19,483

Shareholders' equity:
Common stock, $0.01 par value:
Authorized shares – 245,000,000
Issued and outstanding shares – 113,199,354 at March 31, 2006, and
112,389,002 at December 31, 2005	1,132	1,124
Additional paid-in capital	380,456	360,325
Retained earnings	824,884	784,320
Total shareholders’ equity	1,206,472	1,145,769
Total liabilities and shareholders’ equity	$1,802,994	$1,719,947

Note: The balance sheet at December 31, 2005, has been derived from the audited consolidated financial statements at that date, but does not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements.

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	March 31,
	2006	2005

Product sales	$536,547	$466,239
Cost of goods sold, including warehouse and distribution expenses	303,119	270,070

Gross profit	233,428	196,169
Operating, selling, general and administrative expenses	168,462	142,588

Operating income	64,966	53,581
Other expense, net	(452)	(668)
Income before income taxes	64,514	52,913
Provision for income taxes	23,950	19,700
Net income	$40,564	$33,213

Net income per common share	$0.36	$0.30
Net income per common share-assuming dilution	$0.35	$0.30

Weighted-average common shares outstanding - basic	112,523	110,896
Adjusted weighted-average common shares outstanding – assuming dilution	114,615	112,510

O'REILLY AUTOMOTIVE, INC. AND SUBSIDIARIES

SELECTED FINANCIAL INFORMATION

(Unaudited)

	March 31,
	2006	2005

Inventory turnover (1)	1.7	1.7
Inventory turnover, net of payables (2)	2.8	2.6

AP to inventory (3)	41.4%	39.8%
Debt-to-capital (4)	7.7%	9.2%
Return on equity (5)	15.2%	14.2%
Return on assets (6)	10.1%	9.3%

	Three Months Ended March 31,
	2006	2005
Other information (in thousands):
Capital expenditures	$47,450	$45,570
Depreciation and amortization	$15,111	$13,245
Interest expense	$1,359	$1,100
Lease and rental expense	$12,239	$10,156

Sales per weighted-average square foot (7)	$53.02	$54.41
Sales per weighted-average store (in thousands) (8)	$353	$363
Square footage (in thousands)	10,046	8,561

Store count:
New stores, net (three months ended)	36	37
Total stores	1,506	1,286

Total employment	20,312	18,238

(1)

Calculated as cost of sales for the last 12 months divided by average inventory. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(2)

Calculated as cost of sales for the last 12 months divided by average inventory less accounts payable. Average inventory is calculated as the simple average of beginning and ending inventory for the same period used in determining the numerator.

(3)	Accounts payable divided by inventory.
(4)	The sum of long-term debt and current portion of long-term debt, divided by the sum of long-term debt, current portion of long-term debt and total shareholders’ equity.
(5)

Last 12 months net income divided by average shareholders’ equity. Average shareholders’ equity is calculated by taking a simple average of the beginning and ending shareholders’ equity for the same period used in determining the numerator.

(6)

Last 12 months net income divided by average total assets. Average total assets is calculated by taking a simple average of the beginning and ending total assets for the same period used in determining the numerator.

(7)	Total sales less jobber sales, divided by weighted-average square feet. Weighted-average sales per square foot is weighted to consider the approximate dates of store openings or expansions.
(8)	Total sales less jobber sales, divided by weighted-average stores. Weighted-average sales per store is weighted to consider the approximate dates of store openings or expansions.